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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                   _________________________________________

                                   FORM 8-K
                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) May 10, 1999


                             WHIRLPOOL CORPORATION
          -----------------------------------------------------------
            (Exact name of registrant as specified in its charter)


          Delaware                        1-3932                  38-1490038
----------------------------         ----------------         ------------------
(State or other jurisdiction         (Commission File         (I.R.S. Employer
   of incorporation)                     Number)             Identification No.)


     2000 M63 North,  Benton Harbor, Michigan                    49022-2692
     ----------------------------------------------------------------------
     (Address of principal executive officers)                   (Zip Code)

                                (616)-923-5000
              --------------------------------------------------
              Registrant's telephone number, including area code
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Item 5. Other Events
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        The registrant issued a press release May 10, 1999, stating that its former subsidiary, Whirlpool Financial National Bank, now known as Transamerica Bank, N.A., plans to challenge two verdicts totaling approximately $581 million rendered last Friday, May 7, 1999 in a state court in Alabama. The consolidated trial involved claims relating to the financing of approximately $2,000 in connection with the purchase of home satellite dishes by the plaintiffs.

     The registrant believes, based on discussions with legal counsel, that it will ultimately prevail in its challenge of the verdicts and that there will be no material impact on operating results or the financial position of the registrant as a result of this litigation.

Item 7. Financial Statements and Exhibits
        ---------------------------------

        Copy of press release dated May 10, 1999 regarding the registrant's intention to challenge the $581 million Alabama verdict against Whirlpool Financial National Bank.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 WHIRLPOOL CORPORATION
                                 Registrant



Date: May 11, 1999            By:  /s/  Robert T. Kenagy
                                 ----------------------------------------
                                 Name:  Robert T. Kenagy
                                 Title: Associate General Counsel and Secretary